UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting Material Pursuant to §240.14a-12.

AmerInst Insurance Group, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AmerInst Insurance Group, Ltd.

c/o Cedar Management Limited

25 Church Street, Continental Building

P.O. Box HM 1601

Hamilton, HM GX, Bermuda

NOTICE OF ANNUAL GENERAL MEETING

JUNE 11, 2009

Notice is hereby given that the Annual General Meeting of AmerInst Insurance Group, Ltd. will be held at the Fairmont Southampton, 101 South Shore Road, Southampton, Bermuda, on Thursday, June 11, 2009, at 10:00 a.m., local time, (the “Annual General Meeting”) for the following purposes:

1.	To consider and act upon the nomination of Thomas B. Lillie for election as director;

2.	To ratify the appointment of Deloitte & Touche as our independent auditors for fiscal year 2009; and

3.	To transact such other business as may properly come before the Annual General Meeting or any adjournment thereof.

You can vote at the Annual General Meeting in person or by proxy if you were a shareholder of record on April 29, 2009. Copies of our proxy statement, a proxy card and our annual report accompany this notice. It is important that your shares are represented at the Annual General Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible. We request all shareholders, whether or not they expect to attend the Annual General Meeting in person, to vote their shares. The proxy is revocable at any time prior to its use.

We appreciate your cooperation.

By order of the Board of Directors

Irvin F. Diamond

Chairman of the Board

May 8, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 11, 2009.

The proxy statement and the Company’s 2008 annual report on Form 10-K are available at http://www.amerinst.bm/filings/2008form10kfiled.pdf

AMERINST INSURANCE GROUP, LTD.

PROXY STATEMENT

ANNUAL GENERAL MEETING

JUNE 11, 2009

GENERAL INFORMATION

We have sent you this proxy statement because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares of AmerInst Insurance Group, Ltd. at our upcoming Annual General Meeting for 2009, and at any postponement or adjournment thereof. The Annual General Meeting is to be held at 10:00 a.m., local time, on June 11, 2009 at the Fairmont Southampton, 101 South Shore Road, Southampton, Bermuda.

If your proxy is properly executed and returned in a timely manner, it will be voted at the Annual General Meeting according to the directions you provide. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations. Your shares will also be voted on any other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You can revoke your proxy at any time before your shares are voted by delivering a written revocation notice or duly executed form of proxy bearing a later date, prior to the Annual General Meeting, to Secretary, AmerInst Insurance Group, Ltd., c/o Cedar Management Limited, 25 Church Street, Continental Building, P.O. Box HM 1601, Hamilton, HM GX, Bermuda, or by voting in person at the Annual General Meeting.

Our principal executive offices are located at 25 Church Street, Continental Building, P.O. Box HM 1601, Hamilton, HM GX, Bermuda (telephone 441-295-3973). This Proxy Statement is dated May 8, 2009, and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words “Company,” “we,” “our,” “ours,” and “us” refer to AmerInst Insurance Group, Ltd. and its subsidiaries. References to “AMIG” refer to our predecessor entity, AmerInst Insurance Group, Inc., a Delaware corporation.

SHARES OUTSTANDING AND VOTING RIGHTS

Only shareholders of record at the close of business on April 29, 2009 are entitled to vote at the Annual General Meeting. The only issued and outstanding voting stock of the Company is our common stock, of which 995,253 shares were outstanding on the record date. Each share of common stock is entitled to one vote. We need at least two persons present in person at the Annual General Meeting and representing in person or by proxy at least one-third of the total issued and outstanding voting common shares to hold the Annual General Meeting.

In order to assure the presence of a quorum, we urge you to promptly complete, sign, date and return the enclosed proxy card, whether or not you plan to attend the Annual General Meeting in person.

Each of the matters intended to be presented to the Annual General Meeting and described in this proxy statement requires the affirmative vote of the majority of votes cast thereon. If you are otherwise entitled to vote, your vote may be cast in person or represented by proxy. On the proposal to ratify the appointment of Deloitte & Touche, you can vote to “abstain.” If you vote to “abstain,” your shares will not be counted in the determination of the common shares voting on such matter, but are counted for quorum purposes. Broker non-votes are also not counted in the vote, but are counted for quorum purposes. If you own shares held of record by another person and want to vote in person, you must obtain a legal proxy from the record holder and bring it to the Annual General Meeting.

ITEM 1—ELECTION OF DIRECTORS

Our Board currently has nine members as fixed by a shareholder resolution of July 2, 1999. Our bye-laws divide the directors into three classes. The directors in a given class are elected for a term of three years, and the term of each class expires in successive years. Our Board, upon recommendation of our nominating committee, has nominated Thomas B. Lillie, whose term expires this year, to stand again for election to the Board. If elected, Mr. Lillie would have a three-year term expiring at the 2012 Annual General Meeting, or until his successor shall have been duly elected and qualified. Unless you otherwise instruct us, your properly executed proxy will be voted for election of Mr. Lillie. If any nominee would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person as the Board at the time recommends to serve in place of such nominee.

Even though fewer nominees are being named than the number fixed by the Board for the purpose of decreasing the total number of directors to seven, your proxy cannot be voted for a greater number of persons than the number of nominees named.

Presented below is the name, age, officer position (if any) with the Company, principal business experience during the last five years, and other information regarding each person proposed to be nominated for election as a director as well as the continuing directors and non-director executive officers. Our officers are elected annually by the Board to serve for a term of one year or until a successor is duly elected and qualified.

Nominee for Election as Director for a three year term expiring in 2012

Thomas B. Lillie, CPA, age 56, has been a director of the Company since 2007. He is a Principal of Lewis & Knopf, P.C., a CPA firm in Flint, Michigan where he has been employed since 1974, and where he is also responsible for the firm’s personal financial planning practice. He is a member of the Michigan Association of CPAs, the Flint Association of Insurance and Financial Advisors and the AICPA. In addition to being a CPA, he is a Certified Financial Planner™ and an AICPA Personal Financial Specialist.

The board recommends that you vote “FOR” the election of Mr. Lillie.

Directors Continuing in Office—term expiring in 2011

Irvin F. Diamond, CPA, age 67, has been a director of the Company since 1999 and its Chairman since 2007 and was a director of AMIG in 1999. He has been a principal in REDW Business & Financial Resources, LLC, a public accounting firm, since 1974, a director of First National Bank of Santa Fe since 2004, and a director of Coopers, Inc., a closely-held apparel retailer, since 1995. He is a former member and Vice President of the AICPA Board of Directors and a former President of the New Mexico Society of Certified Public Accountants. Mr. Diamond is a Certified Financial Planner, an AICPA Personal Financial Specialist and a Registered Investment Advisor.

Jeffry I. Gillman, CPA, age 67, has been a director of the Company since 1999. Mr. Gillman has been actively engaged in public accounting since 1964 and the President of Gillman & Shapiro, P.A., his CPA practice in Stuart, Florida since 1977. He was a former member of the AICPA Professional Liability Insurance Plan Committee, a founding Trustee of the Florida Institute of CPAs Health Benefit Trust and Vice President of the Florida Institute of CPAs.

David R. Klunk, CPA, age 57, has been a director of the Company since June 2008. He is the Managing Partner of Philip R. Friedman and Associates LLP, a CPA firm in York, PA, where he has been employed since 1974. He is also a member of the AICPA as well as the Pennsylvania Institute of CPAs. Mr. Klunk is a director and board consultant of several non-public companies, in addition to holding offices and chairing committees of local civic, charitable and religious organizations.

Directors Continuing in Office—term expiring in 2010

Stuart H. Grayston, age 68, has been a director and President of the Company since 2002. He has been President, Offshore Operations, of USA Risk Group since November 2001, and Vice-President and Director of

Cedar Management Limited (f/k/a CNA Risk Services Ltd. and successor to USA Risk Group (Bermuda) Ltd.) (“Cedar Management”) since October 2008. He was the founder of Grayston Consulting Services and has been its President since 1993. Mr. Grayston was with Frank B. Hall from 1988 to 1992 as President and CEO of their worldwide Alternative Market Division, which included captive management operations in Bermuda, Vermont and Colorado. Prior to 1988, Mr. Grayston was President of Skandia Insurance Management and Hanna Insurance Management in Bermuda, which merged with a captive insurance management firm in Bermuda that Mr. Grayston established in 1977.

Jerome A. Harris, CPA, age 66, has been a director of the Company since 1998, its Vice Chairman since 2003. He was a director of AMIG from 1995 to 1999, its Secretary and Assistant Treasurer from 1998 to 1999 and its Assistant Secretary and Assistant Treasurer from 1995 through 1998. He has been the Managing Partner of the Harris Consulting Group, LLC and a Partner in the consulting firm The Pivotal Factor, LLC since 2003. He was the Managing Partner of Checkers, Simon & Rosner, LLP, a certified public accounting firm in Chicago, Illinois, from 1978 to 2003. He was Senior Managing Director of American Express Tax and Business Services from 1997 to 2003 and a Partner of Altschuler Melvoin and Glasser, LLP, a certified public accounting firm, from 1999 to 2003. Mr. Harris was a founding and past board member and past member of the Executive Committee of the Accountants Liability Assurance Company, Ltd., former Chairman of the Illinois CPA Society Insurance Liability Task Force, a former member of the governing council of the AICPA and former Vice Chairman, Secretary and Director of the Illinois CPA Society.

David N. Thompson, age 58, has been a director of the Company since 1998 and its Assistant Secretary since 1999. From 1998 to 1999 he was a director of AMIG. He has been Chairman and Chief Executive Officer of E-Insure Services, Inc., an Internet insurance marketplace, since 1996, and President of Insure Specialists Services, Inc., an insurance consulting firm, since 2004. He also held positions as President and CEO of Millers American Group in 1998 and 1999 and as Senior Vice President—Mergers and Acquisitions at Meadowbrook Insurance Group, Inc., in 1998. Prior to 1998, Mr. Thompson was the Practice Leader of the Alexander and Alexander Affinity Group, and Chairman, President and Chief Executive Officer of Crum & Forster Managers Group, an underwriter of property and casualty insurance and the predecessor to Coregis Insurance Company. He is a CPA (inactive).

Non-Director Executive Officer

Thomas R. McMahon, FCA, age 46, has been the Vice President and Treasurer of the Company since July 2008. Mr. McMahon has been the President, a director and a shareholder of Cedar Management, the Company’s management company, since 2005, and was the Chief Operating Officer of CNA Risk Services Ltd. from 1994 through 2005. Cedar Management offers management services for agencies, associations and insureds wishing to form and operate a captive insurance company. Since his arrival in Bermuda in 1988, Mr. McMahon has been engaged in various aspects of the captive insurance industry from public auditing with PricewaterhouseCoopers to establishment and management of captive insurance companies. Mr. McMahon holds a Bachelor of Commerce (Honors) degree from the University College Galway, Ireland and is a Fellow of the Institute of Chartered Accountants in Ireland.

Directors

The following is a list of our directors:

Name	Age	Position(s)
Irvin F. Diamond	67	Chairman of the Board
Jeffry I. Gillman	67	Director
Stuart H. Grayston	68	Director and President
Jerome A. Harris	66	Vice-Chairman of the Board
David R. Klunk	57	Director
Thomas B. Lillie	56	Director
David N. Thompson	58	Director and Assistant Secretary

Executive Officers

The following is a list of our executive officers:

Name	Age	Position(s)
Stuart H. Grayston	68	Director and President
Thomas R. McMahon	46	Vice-President and Treasurer
David N. Thompson	58	Director and Assistant Secretary

Executive and Director Compensation

Our executive officers are not compensated for serving in those capacities. Our full Board sets the compensation for the directors of the Company. The Board generally considers whether any change from the prior year’s compensation is appropriate to account for inflation or other factors the Board may deem appropriate. Effective July 1, 2008, the Board increased the annual retainer for the directors who are not employed by Cedar Management from $15,000 to $20,000. The additional amount was paid in the common shares of the Company.

In addition to the annual retainer, our directors who are not employed by Cedar Management are also paid $700 per half day for each board meeting and $175 per hour for each committee meeting attended during the calendar year. All of our officer positions are filled by directors without any salary or other compensation. Directors are entitled to receive compensation and reimbursement for expenses incurred in attending board or committee meetings or when otherwise acting on our behalf. The Chairman of the Board, as well as the chairman of each committee, receive an additional annual retainer of $5,000 each.

In addition to the standard arrangements described above, certain of our directors received compensation during 2008 on an hourly basis for performing special services, in the following amounts: Mr. Harris, $26,600; Mr. Diamond, $6,650; Mr. Thompson, $30,697; and Mr. Gillman, $875. The total compensation for special services for all directors in 2008 was $64,822.

Effective July 1, 2008, in recognition of Mr. Jerrell A. Atkinson’s many years of service to the Company, including his service on the Board, the Board approved an annual payment to him of $9,000 for ten years.

The following table discloses the compensation received by each of our directors in 2008:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Ronald S. Katch	$47,300	2,917	$3,261	(3)	$53,478
Jerome A. Harris	$106,100	2,917	$5,235		$114,252
Irvin F. Diamond	$64,800	2,917	$11,345		$79,062
David R. Klunk	$37,750	2,917	$3,825	(4)	$44,492
David N. Thompson	$131,475	2,917	$3,637		$138,029
John T. Schiffman	$56,575	2,917	$1,005		$60,497
Jerrell A. Atkinson	$12,075	—	$2,350		$14,425
Jeffry I. Gillman	$56,050	2,917	$4,765		$63,732
Stuart H. Grayston	$—	—	$—		$—
Thomas B. Lillie	$50,100	2,917	$5,421	(5)	$58,438

(1)	As part of their retainer fee for service on the Board from the June 2008 until the 2009 Annual General Meeting, certain directors were awarded grants of stock with a grant date fair value of $5,000. Of the $5,000, $2,917 was included in the table based on the dollar amount recognized for financial statement reporting purposes for 2008 in accordance with FAS 123R.

(2)	Represents cash dividends of $0.94 per share distributed during 2008.
(3)	Dividends in the amount of $3,196 were paid on shares owned of record by Katch, Tyson & Company, CPAs, of which Mr. Katch is a partner. Dividends in the amount of $65 were paid on shares of which Mr. Katch is the record owner and beneficial owner.
(4)	Dividends in the amount of $3,760 were paid on shares owned of record by Philip R. Friedman and Associates LLP, of which Mr. Klunk is the managing partner. Dividends in the amount of $65 were paid on shares of which Mr. Klunk is the record owner and beneficial owner.
(5)	Dividends in the amount of $1,785 were paid on shares owned of record by Lewis & Knopf, P.C., of which Mr. Lillie is a shareholder. Dividends in the amount of $3,636 were paid on shares of which the Thomas B. Lillie Trust is the record owner. Mr. Lillie is the sole trustee of the Thomas B. Lillie Trust.

We have a management agreement with Cedar Management, pursuant to which Cedar Management has agreed to provide management services to us. This agreement is described under “Other Matters-Certain Relationships and Related Transactions.” Stuart Grayston, our President, is a director and officer of Cedar Management, and Thomas R. McMahon, our Vice President and Treasurer, is an officer, director and employee of Cedar Management. Both Mr. Grayston and Mr. McMahon are residents of Bermuda. Neither Mr. Grayston nor Mr. McMahon is separately compensated by us for serving as one of our directors or executive officers.

Meetings and Committees of the Board

Our Board has determined that Messrs. Diamond, Gillman, Harris, Katch, Klunk, Lillie and Schiffman are independent members of our Board under the Nasdaq Marketplace Rules.

There were eight standing committees of the Board during 2008, constituted as follows:

Committee	Members
Audit Committee	Messrs. Gillman (chair), Klunk and Schiffman
Business Development Committee	Messrs. Diamond (chair), Harris, Thompson and Grayston
Finance Committee	Messrs. Katch (chair), Harris and Klunk
Investment Committee	Messrs. Lillie (chair), Katch and Thompson
Governance and Nominating Committee	Messrs. Harris (chair), Thompson and Gillman
Shareholder and Public Relations Committee	Messrs. Schiffman (chair) and Lillie
Strategic Planning Committee	Messrs. Atkinson (chair), Schiffman and Gillman
Underwriting, Actuarial and Reinsurance Committee	Messrs. Thompson (chair), Harris and Grayston

The Strategic Planning Committee was constituted in January 2008 and was dissolved in June 2008. The seven remaining standing committees, respectively, have and may exercise the full power of the Board, as to all matters relating to: the annual audit of our financial statements; review and approval of our fiscal year budget; our investment activity and consideration of various opportunities and options available to us; consideration of nominees to the Board; coordination of press releases and other communications with the public; ownership, transfer or redemption of our common shares; and the review and negotiation of reinsurance contracts.

Because our executive officers do not receive compensation from us, we do not have a compensation committee. Our Board as a whole participates in the consideration of director compensation. The Board evaluates and determines the appropriate level of director compensation, including compensation for service as a member or chair of a Board committee. Our Board has determined that Messrs. Diamond, Gillman, Harris, Katch, Klunk, Lillie and Schiffman would qualify as independent under the Securities and Exchange Commission’s (the “SEC”) independence rules for compensation committees.

All directors attended all meetings of the Board and all meetings held by each committee of the Board on which such directors served. The Board held a total of four meetings during 2008. During 2008, the audit committee met five times, the business development committee met three times, the finance committee did not meet, the investment committee met four times, the governance and nominating committee met four times, the shareholder and public relations committee met two times, the strategic planning committee met once and the underwriting, actuarial and reinsurance committee met four times.

The Board has adopted a written charter for the audit committee which is available at http://www.amerinst.bm/letters/Audit-Committee-Charter.pdf. The audit committee has the authority to consider the qualifications of our independent auditors and make recommendations to the Board as to their suitability for recommendation to the shareholders for appointment; approve any material, non-audit services to be rendered by such independent auditors; and review and resolve any differences of opinion between such independent auditors and management concerning our financial statements. The audit committee’s functions include selecting our independent auditors; reviewing the arrangements for, and scope of, the independent auditors’ examination; meeting with the independent auditors and certain of our officers to review the adequacy and appropriateness of our system of internal controls and reporting, our critical accounting policies, and our public financial disclosures; ensuring compliance with our code of ethics; and performing any other duties or functions deemed appropriate by the Board. Messrs. Gillman, Klunk and Schiffman are currently the members of the audit committee. Our Board has determined that all of the members of the audit committee satisfy the independence requirements for audit committee members under the Nasdaq Marketplace Rules and that each member of the audit committee qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

We do not have a formal policy regarding attendance by members of our Board at the Annual General Meetings, although we strongly encourage our directors to attend such meetings. All of our directors attended the 2008 Annual General Meeting.

Board Member Nominations

The nominating committee operates under a written charter, which is available at http://www.amerinst.bm/letters/Charter%20of%20the%20Goverance%20and%20Nominations%20Committee.pdf.

If you are a shareholder entitled to vote at an Annual General Meeting, you may nominate one or more persons for election as a director at the Annual General Meeting. The nominating committee will consider recommendations for nominees for directorships submitted by shareholders and will apply the same evaluation to such recommendations submitted by a shareholder as recommendations submitted by any other person or entity. Shareholders who wish the nominating committee to consider their recommendations for nominees for director should submit their recommendations in writing to the nominating committee in care of the Secretary of the Company at the Company’s principal executive offices, as described in the section below entitled “Shareholder Proposals for the 2010 Annual General Meeting.” Our Board has determined that all of the members of the nominating committee are independent as determined under the Nasdaq Marketplace Rules.

The nominating committee reviews and makes recommendations to the full Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable Nasdaq Marketplace Rules. The nominating committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our shareholders. The nominating committee endeavors to have a Board of which all the members have experience in the accounting profession and a background in the business of professional liability insurance or its equivalent. The nominating committee will consider, when appropriate, other criteria useful to the Company’s current and prospective businesses.

Shareholder Communications with the Board of Directors

Any shareholder or other interested party who has a concern or inquiry regarding the conduct of the Company may communicate directly with either the Company’s independent directors or the full Board. The chair of the shareholder relations committee will receive all such communications on behalf of the non-employee directors and the full Board. Communications may be confidential or anonymous, and may be submitted in writing to the chair of the shareholder relations committee, AmerInst Insurance Group, Ltd., c/o Cedar Management Limited, 25 Church Street, Continental Building, P.O. Box HM 1601, Hamilton, HM GX, Bermuda. All written communications will be received and processed by the Secretary of the Company and all substantive communications will be referred to the chair of the shareholder relations committee. All such communications will be reviewed and, if necessary, investigated and/or addressed by the chair of the shareholder relations committee and the status of such communications will be reported to the non-employee directors or the full Board on a quarterly basis.

Report of the Audit Committee

The report of the audit committee is as follows:

TO OUR FELLOW SHAREHOLDERS:

Management has primary responsibility for the integrity of our financial information. Deloitte & Touche has audited our financial statements in accordance with generally accepted auditing standards and expressed an opinion on our financial statements based on those audits. Your audit committee is responsible for overseeing the conduct of these activities by management and Deloitte & Touche.

As part of our responsibility, the audit committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche. The audit committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as may be modified or supplemented. The audit committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche that firm’s independence.

Based upon these reviews and discussions, the audit committee has recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the U.S. Securities and Exchange Commission.

By the Audit Committee:

Dated March 31, 2009

Jeffry I. Gillman, Chairman

David R. Klunk

John T. Schiffman

ITEM 2—APPOINTMENT OF AUDITORS

Subject to your ratification, the audit committee of our Board of Directors has selected the accounting firm of Deloitte & Touche to serve as our independent auditors for 2009. Deloitte & Touche has been our independent auditor since 1999.

Audit Fees and Non-Audit Fees

The following table summarizes the fees billed to us by Deloitte & Touche for audit and other services for the periods indicated.

	2008	2007
Audit Fees	$129,498	$121,332
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$129,498	$121,332

In 2008 and 2007 audit services consisted of the audit of our annual consolidated financial statements and the review of our quarterly financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee’s policy is to pre-approve all audit and non-audit services provided by our independent auditors on a case-by-case basis. In making such determinations, the audit committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

Representatives of Deloitte & Touche are expected to attend the Annual General Meeting, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board recommends that you vote “FOR” ratification of the appointment of

Deloitte & Touche as independent auditors for 2009.

OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 1, 2009, with respect to beneficial ownership of our common shares by each person who, to our knowledge, is a holder of more than 5% of our common shares and each of our directors, director nominees and officers and all directors and officers as a group.

Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise noted, all information in the table and the accompanying footnotes is given as of April 1, 2009, and has been supplied by each of the persons included in the table.

Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned
Stuart Grayston(2)	—	—
Thomas R. McMahon, FCA(3)	—	—
Murray Nicol, CA(4)	—	—
David N. Thompson(2)	3,938	*
Irvin F. Diamond, CPA(5)	12,138	1.2%
Jeffry I. Gillman, CPA(5)	5,138	*
Jerome A. Harris, CPA(5)	5,638	*
Ronald S. Katch, CPA(5) (6)	3,538	*
David R. Klunk, CPA(5) (7)	4,138	*
Thomas B. Lillie, CPA(5)(8)	5,836	*
John T. Schiffman, CPA(5)	1,138	*
AmerInst Investment Company, Ltd.(9)	252,198	25.3%
All Directors and Officers as a Group (11 Persons)	41,502	4.2%

*	Represents less than 1% of our outstanding common stock.
(1)	The address of each such person is c/o Cedar Management Limited, 25 Church Street, Continental Building, P.O. Box HM 1601, Hamilton, HM GX, Bermuda.
(2)	An executive officer and a director.
(3)	An executive officer.
(4)	A former director and former executive officer.
(5)	A director.
(6)	Katch, Tyson & Company, CPAs, of which Mr. Katch is a partner, is the record and beneficial owner of 3,400 of the common shares shown and has sole voting and investment power with respect to those common shares. Mr. Katch is the record owner and beneficial owner of the remaining 138 of the common shares shown.
(7)	Philip R. Friedman and Associates LLP, of which Mr. Klunk is the managing partner, is the record and beneficial owner of 4,000 of the common shares shown and has sole voting and investment power with respect to those common shares. Mr. Klunk is the record owner and beneficial owner of the remaining 138 of the common shares shown.
(8)	Lewis & Knopf, P.C., of which Mr. Lillie is a shareholder, is the record and beneficial owner of 1,899 of the common shares shown and has sole voting and investment power with respect to those common shares. The remaining 3,937 shares are held by the Thomas B. Lillie Trust, of which Mr. Lillie is the sole trustee, and has sole voting and investment power with respect to those common shares.
(9)	AmerInst Investment Company, Ltd. is a wholly-owned indirect subsidiary of the Company. Under Bermuda law, AmerInst Investment Company, Ltd. is entitled to vote the common shares held by it. AmerInst Investment Company, Ltd. has indicated that it intends to vote the common shares held by it for the board’s nominee for director, and for the appointment of Deloitte & Touche.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the U.S. Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common shares, to file reports of ownership with the SEC. They also are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal year 2008.

Certain Relationships and Related Transactions

Cedar Management provides management services to us pursuant to a management agreement. We paid to Cedar Management and to USA Risk Group (Bermuda) Ltd. (predecessor to Cedar Management) $265,000 pursuant to this agreement during 2008. Mr. Grayston, a director and President of the Company, is the President, Offshore Operations, of USA Risk Group, and Vice President of Cedar Management. Mr. McMahon, Vice President and Treasurer of the Company, is President of Cedar Management.

The Company’s ethics policy prohibits conflicts of interest, except under guidelines approved by the Board of Directors. The Company does not have any formal policy in writing separately addressing transactions reported under Item 404(a) of the SEC’s Regulation S-K. The only transaction during 2008 reportable under Item 404(a), the payment to Cedar Management, was pursuant to the Company’s management agreement, which was approved at the time it was originally entered into and at the time of each subsequent amendment by all of the Company’s directors not affiliated with Cedar Management. Any amendments, new management agreements or other payments to Cedar Management will be subject to the same approval process.

Annual Report to Shareholders

We have mailed this proxy statement to each shareholder entitled to vote at the Annual General Meeting. A copy of our 2008 annual report accompanies this proxy statement. Included in the 2008 annual report are our consolidated financial statements for the fiscal year ended December 31, 2008. You may obtain, at no charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 by contacting the Shareholder Services Division in writing at P.O. Box 1330, Montpelier, Vermont 05601; by phone at 800-422-8141; or via the Internet at www.AmerInst.bm/proxy-statements.htm. As required by Section 84 of the Bermuda Companies Act, our consolidated financial statements, including the auditor’s report, will be laid before the Annual General Meeting, but no shareholder action will be required concerning those statements.

Solicitation of Proxy

We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of your proxy. We have retained The Altman Group, Inc. to assist us in the tabulation of proxies, for which we will pay an aggregate fee of $2,500 plus $0.60 per proxy card returned and tabulated and reimbursement of expenses. Our directors, officers and employees and Cedar Management, our management company, none of whom will receive any additional compensation for soliciting, may solicit your proxy by telephone or other means of communication. We will reimburse brokers and other nominees for costs they incur mailing proxy materials.

Shareholder Proposals for the 2010 Annual General Meeting

Under U.S. Securities and Exchange Commission rules, shareholders who intend to present a proposal at the 2010 Annual General Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Secretary, AmerInst Insurance Group, Ltd., c/o Cedar Management Limited, 25 Church Street, Continental Building, P.O. Box HM 1601, Hamilton, HM GX, Bermuda. We must receive the proposal no later than January 8, 2010. We will be entitled to exercise discretionary proxy authority with respect to any other proposals presented by shareholders at that meeting unless we are notified of such proposals no later than March 24, 2010.

By order of the Board of Directors

IRVIN F. DIAMOND

Chairman of the Board

AmerInst Insurance Group, Ltd.

AMERINST INSURANCE GROUP, LTD.	PROXY

This Proxy is solicited on behalf of the Board of Directors

for the Annual General Meeting to be held June 11, 2009.

Irvin F. Diamond and Jerome A. Harris, or either of them, are designated as proxies, with full power of substitution, to vote all the Common Shares of AmerInst Insurance Group, Ltd. which the undersigned may be entitled to vote at the Annual General Meeting to be held on June 11, 2009, or at any adjournment thereof, as specified on the reverse side of this card.

The Company’s directors recommend a vote FOR the election of the director nominee listed and a vote FOR the appointment of Deloitte & Touche as the Company’s independent auditors. The proxies shall vote as specified, but if no choice is specified the proxies shall vote in accordance with the recommendations of the Company’s directors. If other business is presented at said meeting, this proxy shall be voted in accordance with the judgment of the proxies on those matters.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE BELOW AND

RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Date              , 2009

Signature(s)

(please sign below exactly as your name or names appears in our records)

Print Name

E-mail:

Tel#:

(Continued on reverse side.)

If you plan to attend the Annual General Meeting please check this box.  ☐

If address change has been noted on the reverse side of this card please check this box.  ☐

AMERINST INSURANCE GROUP, LTD.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends that you vote FOR the director listed below and FOR ratification of the appointment of Deloitte & Touche.

		DIRECTORS RECOMMEND
1.	To elect Thomas B. Lillie as director.		FOR all nominees (except as indicated)	WITHHOLD AUTHORITY for all nominees	WITHHOLD AUTHORITY for the following nominees only:
		FOR—>>>	0	0	_______________

2.	To ratify the appointment of Deloitte & Touche as AmerInst Insurance Group, Ltd.’s independent auditors until the next Annual General Meeting of shareholders at a remuneration determined by the Board of Directors.		For	Against	Abstain
		FOR—>>>	0	0	0

IMPORTANT: Please date this proxy and sign on the reverse side exactly as your name or names appear(s) in our records. If your shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual General Meeting, please complete, sign, date and return this proxy promptly in the enclosed postage-prepaid envelope or by facsimile to The Altman Group, Inc. at (201) 460-0050.